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                                                                   EXHIBIT 99(j)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our reports dated December 17, 1998 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of the American AAdvantage Mileage Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (File No. 33-91058) and in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940.




                                      /s/ ERNST & YOUNG LLP



Dallas, Texas
March 1, 1999
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 5, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of American AAdvantage S&P 500 Index Mileage Fund, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.



/s/  PricewaterhouseCoopers LLP
Baltimore, Maryland
March 1, 1999